                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the  incorporation by reference in the Registration  Statements on
Forms S-3 (File No. 333-11492,  File No. 333-36785,  File No. 333-37420 and File
No. 333-70951) and Forms S-8 (File No. 333-08249,  File No. 333-08251,  File No.
333-30854,  File No. 333-30926,  File No. 333-55316, File No. 333-66903 and File
No. 333-70947) of New Century Equity Holdings Corp. of our report dated March 7,
2006,  which  appears on page 23 of this Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ Burton McCumber & Cortez, L.L.P.

Brownsville, Texas
March 30, 2005